Exhibit 99.1

          Preformed Line Products Announces Financial Results for the
                    2003 Second Quarter and First Six Months

    CLEVELAND, July 29 /PRNewswire-FirstCall/ -- Preformed Line Products Company (Nasdaq: PLPC) today reported financial results for the second quarter and the first six months of 2003.

    Net sales for the quarter ended June 30, 2003 were $39,972,000, a decrease of 11% from $44,854,000 for the three months ended June 30, 2002. Net income was $833,000 for the second quarter of 2003 compared to $1,037,000 in the previous year. Earnings per share for the quarter were $.14 versus $.18 in 2002.

    Net sales for the six months ended June 30, 2002 were $75,181,000, a decrease of 15% from the prior year's $88,862,000. Net income was $1,917,000 compared to $3,038,000 last year. Earnings per share were $.33 for the first six months of 2003 compared to $.53 in the prior year.

    Rob Ruhlman, President and Chief Executive Officer said, "Half of the sales decrease is a result of closing our data communications business in Scotland in September last year. The remaining decrease is a result of the ongoing lack of activity in the domestic market. Neither of these events was unexpected. We do not anticipate a recovery in the domestic market this year. However, our international sales of our core products improved over last year and we are optimistic that this trend will continue. Our balance sheet remains strong, and we continue to generate strong cash flows."

    On Wednesday, June 4, 2003, the Board of Directors declared a regular quarterly dividend in the amount of 20 cents per share on the Company's common shares, payable July 29, 2003 to shareholders of record July 1, 2003.

    Founded in 1947, Preformed Line Products is an international designer and manufacturer of products and systems employed in the construction and maintenance of overhead and underground networks for energy, communications and broadband network companies.

    Preformed's world headquarters are in Cleveland, Ohio, and the Company operates three domestic manufacturing centers located in Rogers, Arkansas, Albemarle, North Carolina, and Asheville, North Carolina. The Company serves its worldwide market through international operations in Australia, Brazil, Canada, China, England, Japan, Mexico, New Zealand, Scotland, South Africa and Spain.

    This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company's and management's beliefs and expectations concerning the Company's future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties which may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include regulation affecting the markets in which the Company's customers operate, the strength of the economy and demand for the Company's products, increases in raw material prices, the Company's ability to identify, complete and integrate acquisitions for profitable growth, and other factors described under the heading "Forward-Looking Statements" in the Company's Form 10-K filed with the SEC on March 26, 2003. The Form 10-K and the Company's other filings with the SEC can be found on the SEC's website at http://www.sec.gov. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

                         PREFORMED LINE PRODUCTS COMPANY
                        STATEMENTS OF CONSOLIDATED INCOME
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002

       Thousands of dollars, except per   Three months ended  Six months ended
         share data                            June 30,           June 30,
                                            2003     2002      2003     2002
                                             (Unaudited)        (Unaudited)
       Net sales                           $39,972  $44,854  $75,181  $88,862
       Cost of products sold                28,743   30,900   52,285   60,366
             GROSS PROFIT                   11,229   13,954   22,896   28,496

       Costs and expenses
          Selling                            4,415    6,033    8,330   11,315
          General and administrative         5,193    5,213   10,264   10,276
          Research and engineering           1,288    1,518    2,661    3,134
          Other operating expenses
           (income)                           (447)      78     (331)     164
                                            10,449   12,842   20,924   24,889

       Royalty income - net                    364      447      712      960

             OPERATING INCOME                1,144    1,559    2,684    4,567

       Other income (expense)
          Equity in net income of foreign
           joint ventures                       17      128      216      203
          Interest income                      107       62      182      120
          Interest expense                    (130)    (187)    (238)    (375)
          Other expense                        (41)     (50)     (81)    (100)
                                               (47)     (47)      79     (152)

             INCOME BEFORE INCOME TAXES      1,097    1,512    2,763    4,415

       Income taxes                            264      475      846    1,377

             NET INCOME                       $833   $1,037   $1,917   $3,038

       Net income per share - basic and
        diluted                              $0.14    $0.18    $0.33    $0.53

       Cash dividends declared per share     $0.20    $0.20    $0.40    $0.40

       Average number of shares
        outstanding - basic                  5,781    5,763    5,776    5,760

       Average number of shares
        outstanding - diluted                5,781    5,787    5,777    5,785


                         PREFORMED LINE PRODUCTS COMPANY
                           CONSOLIDATED BALANCE SHEETS
                    AS OF JUNE 30, 2003 AND DECEMBER 31, 2002

                                                   June 30,      December 31,
    Thousands of dollars, except share data          2003              2002
                                                 (Unaudited)
    ASSETS
    Cash and cash equivalents                      $14,002           $11,629
    Accounts receivable, less allowance
     of $3,513 ($3,770 in 2002)                     26,659            24,763
    Inventories - net                               33,134            33,750
    Deferred income taxes - short-term               4,864             5,276
    Prepaids and other                               4,857             3,104
          TOTAL CURRENT ASSETS                      83,516            78,522

    Property and equipment - net                    48,745            48,569
    Investments in foreign joint ventures            8,842             8,087
    Deferred income taxes - long-term                  790               863
    Goodwill, patents and other
     intangibles - net                               5,583             5,596
    Other                                            3,365             3,147

          TOTAL ASSETS                            $150,841          $144,784

    LIABILITIES AND SHAREHOLDERS' EQUITY

    Notes payable to banks                          $1,014            $1,246
    Trade accounts payable                           8,765             7,844
    Accrued compensation and amounts
     withheld from employees                         4,084             3,269
    Accrued expenses and other
     liabilities                                     5,290             4,251
    Accrued profit-sharing and pension
     contributions                                   3,723             4,176
    Dividends payable                                1,157             1,155
    Income taxes                                     2,406               337
    Current portion of long-term debt                3,809             1,676
          TOTAL CURRENT LIABILITIES                 30,248            23,954

    Long-term debt, less current portion             1,300             5,847
    Deferred income taxes - long-term                  219               161
    Minimum pension liability and other                854               726

    SHAREHOLDERS' EQUITY
    Common shares - $2 par value,
     15,000,000 shares authorized,
         5,784,494 and 5,772,710 issued
         and outstanding, net of
         377,404 and 389,188 treasury
         shares at par                              11,569            11,545
    Paid in capital                                     82                82
    Retained earnings                              122,876           123,124
    Other comprehensive loss                       (16,307)          (20,655)
          TOTAL SHAREHOLDERS' EQUITY               118,220           114,096

          TOTAL LIABILITIES AND
           SHAREHOLDERS' EQUITY                   $150,841          $144,784



SOURCE  Preformed Line Products Company
    -0-                             07/29/2003
    /CONTACT: Eric R. Graef of Preformed Line Products, +1-440-473-9249/ /Web site: http://www.preformed.com/
    (PLPC)

CO:  Preformed Line Products Company
ST:  Ohio
IN:  MAC CPR
SU:  ERN